REAFFIRMATION AND RATIFICATION AGREEMENT

January 12, 2007

Laurus Master Fund, Ltd.
c/o Laurus Capital Management, LLC
825 Third Avenue
New York, New York 10022

Ladies and Gentlemen:

Reference is hereby made to each of the (i) Securities Purchase Agreement, dated June 30, 2005, between Laurus Master Fund, Ltd. (the “Purchaser”) and Windswept Environmental Group, Inc. (the “Company”) (as amended, modified or supplemented from time to time, the "Purchase Agreement"); (ii) Amended and Restated Secured Convertible Term Note dated September 29, 2006, issued by the Company in favor of Purchaser, in the aggregate principal amount of $5,942,175.00 (as amended, modified or supplemented from time to time, the "Note"); (iii) Option Agreement (as amended, modified or supplemented from time to time, the "Option"), dated June 30, 2005, between the Purchaser and the Company granting Purchaser the right to purchase 30,395,179 shares of the Company's common stock, par value $0.0001 per share (the "Common Stock") at an exercise price of $.0001 per share; (iv) Common Stock Purchase Warrant (as amended, modified or supplemented from time to time, the "Warrant"), dated June 30, 2005, issued by the Company to Purchaser granting Purchaser the right to purchase 13,750,000 shares of the Common Stock; (v) Master Security Agreement (as amended, modified or supplemented from time to time, the "Security Agreement"), dated June 30, 2005, by and among the Purchaser, the Company and its wholly owned subsidiaries, Trade-Winds Environmental Restoration Inc., a New York corporation ("Trade-Winds"), and North Atlantic Laboratories, Inc., a New York corporation ("North Atlantic" and together with Trade-Winds, the "Subsidiaries"); (vi) Funds Escrow Agreement (the "Escrow Agreement"), dated June 30, 2005, by and among the Purchaser, the Company and Loeb & Loeb LLP; (vii) Registration Rights Agreement, dated June 30, 2005, by and between the Purchaser and the Company (as amended, modified or supplemented from time to time, the "Registration Rights Agreement"); (viii) Stock Pledge Agreement dated June 30, 2005, by and among the Purchaser, the Company and the Subsidiaries (as amended, modified or supplemented from time to time, the "Pledge Agreement"); (ix) the Guaranty dated June 30, 2005 issued by Michael O’Reilly to the Purchaser (as amended, modified or supplemented from time to time, the “O’Reilly Guaranty”); and (x) Subsidiary Guarantee, dated June 30, 2005, issued by each of the Subsidiaries to the Purchaser (as amended, modified or supplemented from time to time, the “Subsidiary Guarantee”). (the documents referred to in each of the preceding clauses (i) through (x) are collectively referred to herein as the “Existing Security and Guaranty Agreements”).

To induce Laurus to provide additional financial accommodations to the Company evidenced by (i) that certain Secured Term Note, dated the date hereof, made by the Company in favor of Laurus (as amended, modified or supplemented from time to time, the “New Laurus Term Note”) each of the Company, Trade-Winds and North Atlantic hereby jointly and severally:

(a)  represents and warrants to Laurus that it has reviewed and approved the terms and provisions of New Laurus Term Note and the documents, instruments and agreements entered into in connection therewith;

(b)  acknowledges, ratifies and confirms that all indebtedness incurred by, and all other obligations and liabilities of, each of the Company, Trade-Winds and North Atlantic under the New Laurus Term Note are (i) “Obligations” under, and as defined in the Subsidiary Guaranty, (ii) “Obligations” under, and as defined in, the Master Security Agreement and (iii) “Obligations” under, and as defined in, the Stock Pledge Agreement;

(c)  acknowledges, ratifies and confirms that each of the New Laurus Term Note are “Documents” under, and as defined in, each of the Subsidiary Guaranty, the Master Security Agreement and the Stock Pledge Agreement ;

(d)  acknowledges, ratifies and confirms that all of the terms, conditions, representations and covenants contained in the Existing Security and Guaranty Agreements are in full force and effect and shall remain in full force and effect after giving effect to the execution and effectiveness of each of the New Laurus Term Note;

(e)  represents and warrants that no offsets, counterclaims or defenses exist as of the date hereof with respect to any of the undersigned’s obligations under any Existing Security and Guaranty Agreement; and

(f)  acknowledges, ratifies and confirms the grant by each of the Company, Trade-Winds and North Atlantic to Laurus of a security interest in the assets of (including the equity interests owned by) each of the Company, Trade-Winds and North Atlantic, respectively, as more specifically set forth in the Existing Security and Guaranty Agreements.

[The remainder of this page is intentionally left blank]

This letter agreement shall be governed by and construed in accordance with the laws of theState of New York.

Very truly yours,

WINDSWEPT ENVIRONMENTAL GROUP, INC.

By:	/s/ Michael O’Reilly
Name: Michael O’Reilly
Title: President

TRADE-WINDS ENVIRONMENTAL RESTORATION INC.

By:	/s/ Michael O’Reilly
Name: Michael O’Reilly
Title: President

NORTH ATLANTIC LABORATORIES, INC.

By:	/s/ Michael O’Reilly
Name: Michael O’Reilly
Title: President

Acknowledged and Agreed to by:

LAURUS MASTER FUND, LTD.

By: /s/ Eugene Grin
       Name: Eugene Grin
       Title: Director